UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 2, 2010

ARGENTEX MINING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-49995
(Commission File Number)

71-0867623
(IRS Employer Identification No.)

Suite 835 – 1100 Melville Street, Vancouver, British Columbia V6E 4A6
(Address of principal executive offices and Zip Code)

604.568.2496
Registrant's telephone number, including area code

1112 West Pender Street, Suite 602, Vancouver, BC V6E 2S1
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

EXPLANATORY NOTE

This Form 8-K/A is being filed to include the English and Spanish versions of the Agreement dated December 10, 2010 with Julián Michudis and to include information that was previously redacted.

Item 1.01 Entry into a Material Definitive Agreement

On December 8, 2010, we entered into a lease agreement dated December 2, 2010, for approximately 2,295 square feet of office space located in downtown Vancouver, British Columbia, Canada. The lease is for a term of five years and one month beginning January 1, 2011 (with rent commencing February 1, 2011) and provides for the payment of a total monthly rental of CDN$6,954 (approximately US$6,825) during the first three years and a monthly rental of CDN$7,289 (approximately $7,154) during the last two years of the term. Rent consists of a base rent amount and certain items of additional rent.

On December 10, 2010, we entered into an agreement with Julián Michudis whereby we agreed to purchase the surface rights to a portion of our Pinguino mineral property located in the Santa Cruz Province of Argentina for a purchase price of approximately US$815,000. We expect to complete this acquisition prior to December 31, 2010.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Lease Agreement dated December 2, 2010 with Sun Life Assurance Company of Canada and Concert Real Estate Corporation (Incorporated by reference to our current report on Form 8-K filed on December 14, 2010)

10.2	Agreement dated December 10, 2010 with Julián Michudis (portions of the exhibit has been omitted pursuant to a request for confidential treatment)

10.3	English Translation of Agreement dated December 10, 2010 with Julián Michudis (portions of the exhibit has been omitted pursuant to a request for confidential treatment)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGENTEX MINING CORPORATION

By: /s/ Jeff Finkelstein
Jeff Finkelstein
Chief Financial Officer
February 23, 2011